SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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NEWTEK BUSINESS SERVICES, INC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWTEK BUSINESS SERVICES, INC.

100 Quentin Roosevelt Boulevard

Suite 408

Garden City, New York 11530

June 18, 2004

Dear Shareholder:

We invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Newtek Business Services, Inc. (the “Company”) to be held at the offices of the Company at 462 Seventh Avenue, 14th floor, New York, NY 10018 on Friday, July 9, 2004 at 9:00 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and officers of the Company and a representative of the Company’s independent auditors will be present to respond to any questions that our shareholders may have. Detailed information concerning our activities and operating performance is contained in our Annual Report which also is enclosed.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely yours,

/s/ Barry Sloane
Barry Sloane
Chairman, Chief Executive Officer and Secretary

NEWTEK BUSINESS SERVICES, INC.

100 Quentin Roosevelt Boulevard

Suite 408

Garden City, New York 11530

(516) 390-2260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on July 9, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Newtek Business Services, Inc. (the “Company”) will be held at the offices of the Company at 462 Seventh Avenue, 14th floor, New York, NY 10018 on Friday, July 9, 2004 at 9:00 a.m., local time.

The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:

1.	The election of all seven directors of the Company.

2.	The approval of the Company’s 2003 Stock Incentive Plan.

3.	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Shareholders of record at the close of business on May 12, 2004 are the shareholders entitled to vote at the Annual Meeting and any adjournment thereof.

You are requested to fill in and sign the enclosed proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Barry Sloane
BARRY SLOANE
CHAIRMAN, CHIEF EXECUTIVE OFFICER
AND SECRETARY

Garden City, New York

June 18, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

NEWTEK BUSINESS SERVICES, INC.

100 Quentin Roosevelt Boulevard

Suite 408

Garden City, New York 11530

(516) 390-2260

ANNUAL MEETING OF SHAREHOLDERS

June 18, 2004

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newtek Business Services, Inc. (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of the Company at 462 Seventh Avenue, 14th floor, New York, NY 10018 on Friday, July 9, 2004, at 9:00 a.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed form of proxy, are first being mailed to shareholders on or about May 8, 2003.

VOTING AND REVOCATION OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Properly executed but unmarked proxies will be voted FOR Proposal I to elect six nominees of the Board of Directors as directors of the Company and FOR Proposal II to approve the adoption of the Newtek Business Services, Inc. 2003 Stock Incentive Plan. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company within a reasonable time before the date of this Proxy Statement. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted (“broker no votes”) will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

Shareholders who execute the form of proxy enclosed herewith retain the right to revoke such proxies at any time prior to exercise. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a shareholder attends the Annual Meeting and votes in person. The presence of a shareholder at the Annual Meeting alone will not revoke such shareholder’s proxy.

VOTING SECURITIES

The securities which can be voted at the Annual Meeting consist of shares of the Company’s common stock, $.02 par value per share (“Common Stock”). Shareholders of record as of the close of business on May 12, 2004 (the “Record Date”) are entitled to one vote for each share of Common Stock then held on all matters. As of the Record Date, 26,816,433 shares of the Common Stock were issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Persons and groups owning in excess of 5% of Common Stock are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Security Ownership of Certain Beneficial Owners.” Since December 30, 2003 the Company’s Common Stock has been traded on the Nasdaq National Market (symbol: NKBS) and prior to that date was traded on the American Stock Exchange.

PROPOSAL I — ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation requires one class of directors to serve for a term of one year and until their successors are elected and qualified. In October 2003 the Board of Directors voted to increase the number of independent directors of the Company by increasing the size of the Board from six to seven members and elected Christopher G. Payan to serve until this Annual Meeting. The Corporate Governance and Nominating Committee of the Board of Directors has nominated David C. Beck, Christopher G. Payan, Jeffrey G. Rubin, Jeffrey M. Schottenstein, Steven A. Shenfeld, Barry Sloane and Brian A. Wasserman, all seven incumbent directors, to serve for a one-year term or until their successors are elected and qualified. New York law provides that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

The persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. Shareholders are not entitled to cumulate their votes for the election of directors. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Board of Directors may recommend, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

The following table sets forth for the nominees and for each director, including the named current executive officers, such person’s name, age, the year such person first became a director and the number of shares and percentage of Common Stock beneficially owned.

The Board of Directors recommends a vote “FOR” the nominees named below as directors of the Company.

Name(1)	Positions with the Company	Total Beneficial Ownership		% of Class (8)	Year Elected Director
Barry Sloane	Chairman, Chief Executive Officer and Secretary	4,752,429	(2)	17.72	1999
Jeffrey G. Rubin	President and Director	4,757,499	(3)	17.74	1999
Brian A. Wasserman	Treasurer, Chief Financial Officer and Director	4,732,521	(4)	17.65	1999
David C. Beck	Director	72,095	(5)	*	2002
Christopher G. Payan	Director	11,991		*	2003
Steven A Shenfeld	Director	572,164	(5)(6)	2.13	2000
Jeffrey M. Schottenstein	Director	270,191	(5)(7)	1.01	2001
All directors as a group (7 persons)		15,175,890		56.59

*	Less than 1%

(1)	The address of each person listed is c/o Newtek Business Services, Inc., 100 Quentin Roosevelt Blvd., Suite 408, Garden City, New York 11530. For purposes of this table and the table under “Security Ownership of Certain Beneficial Owners,” in accordance with Rule 13d-3 under the Exchange Act, a person is considered to “beneficially own” any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) as to which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the vote of shares, and “investment power” is the power to dispose or direct the disposition of shares.

(2)	Includes 87,125 shares owned by the B. Sloane Family Foundation as to which Mr. Sloane shares voting and dispositive control over such shares.

(3)	Includes 107,125 shares owned by the J. Rubin Family Foundation as to which Mr. Rubin shares voting and dispositive control over such shares.

(4)	Includes 37,852 shares owned by the B. Wasserman Family Foundation as to which Mr. Wasserman shares voting and dispositive control over such shares and includes 2,355,000 shares owned by Mrs. Andrea Wasserman, Mr. Wasserman’s spouse. Mr. Wasserman disclaims beneficial ownership of the shares owned by Mrs. Wasserman, and Mrs. Wasserman disclaims beneficial ownership of the shares owned by Mr. Wasserman.

(5)	Includes 45,000, 55,000 and 77,000 shares underlying stock options held by Messrs Beck, Shenfeld, and Schottenstein, respectively.

(6)	Includes 408,730 shares and 99,996 options to acquire shares held by a limited liability company of which Mr. Shenfeld is a member and manager, the assets of which he disclaims pecuniary interest except to the extent of his pecuniary interest in the company.

(8)	Includes options to acquire 211,753 shares issued to Mr. Schottenstein in exchange for his interest in one of our capcos.

(8)	Does not reflect the additional shares expected to be offered in the current public offering of shares expected to conclude in late June 2004.

Listed below is certain information about the principal occupations of each nominee. Unless otherwise noted, all such persons have held these positions for at least five years.

Barry Sloane has been our Chairman of the Board, Chief Executive Officer and Secretary since inception in 1999. From July 1995 to January 1999, Mr. Sloane was the founder and principal of The Sloane Organization, LLC, engaged in financial consulting and investment banking. From September 1993 through July 1995, Mr. Sloane was a Managing Director of Smith Barney, Inc. where he directed the Commercial and Residential Real Estate Securitization Unit and, prior to that, he was national sales manager for institutional mortgage and asset backed securities sales. From April 1991 through September 1993, he was founder and President of Aegis Capital Markets, a consumer loan origination and securitization business which was eventually taken public with the name of “Aegis Consumer Funding.” From October 1988 through March 1991, Mr. Sloane was Senior Vice President of Donaldson, Lufkin and Jenrette, where he was responsible for directing sales of mortgage-backed securities.

Jeffrey G. Rubin has been our President and a Director since February 1999. In June 1994, Mr. Rubin founded, financed and participated in the day-to-day management of Optical Dynamics Corporation, formally known as Fastcast Corporation, an early stage technology company. Mr. Rubin served as an officer of that company and a member of the Board of Directors until December 1997. From January 1992 through January 1998, Mr. Rubin served as a private venture capitalist. From September 1989 through January 1994, Mr. Rubin served as Vice President of American European Corporation, an import/export company, and participated in management in various capacities. Mr. Rubin also has served as a director of BRT Realty Trust, a New York Stock Exchange listed company, since March 2004.

Brian A. Wasserman has been our Chief Financial Officer, Treasurer and a Director since 1999. From December 1997 until December 1999, Mr. Wasserman was the general partner of two private venture capital limited partnerships with diverse public and private investments. From December 1997 until November 1999, Mr. Wasserman was a directors of Heuristic Development Group (subsequently, Virtual Communities, Inc.), a publicly-traded company engaged in the development, marketing, sale and licensing of the Intellifit System, a computerized system which generates personalized exercise prescriptions. From 1997 to November 1999 Mr. Wasserman was a director of REXX Environmental Corporation, a publicly-traded holding company in the environmental remediation business which, following the sale of its entire business to third parties, merged with us in 2000. Previously, Mr. Wasserman was an audit and tax manager with Coopers & Lybrand, LLP. Mr. Wasserman is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

David C. Beck has been Managing Director of Copia Capital, LLC, a private equity investment firm, since September 1998. Prior to joining Copia, Mr. Beck was Chairman and Chief Executive Officer of Universal Savings Bank, Milwaukee and First Interstate Corporation of Wisconsin, a publicly traded company. He is a certified public accountant and has served on a number of boards of both publicly-held and private corporations. Mr. Beck joined our Board in 2002.

Christopher G. Payan has been Senior Vice President, Chief Financial Officer, Co-Chief Operating Officer, Secretary and Treasurer of Emerging Visions, Inc., a publicly traded company. From 1995 through July 2001 Mr. Payan worked for Arthur Anderson LLP, where he provided various audit, accounting, operating, consulting and advisory services to numerous small and mid-sized private and public corporations in various industries. Mr. Payan is a certified public accountant and joined our Board in 2003.

Jeffrey M. Schottenstein has specialized in the investment and restructuring of diverse companies since 1974. He has served since 1983 as an executive officer and as a director of Schottenstein Investment, a diversified investment holding company with $650,000,000 in assets. Previously he served as Vice President of Schottenstein Store’s Value City Stores Division and Chief Executive Officer of Schottenstein Realty Company, which specializes in the investment and restructuring of companies. Mr. Schottenstein has been involved in the capitalization and restructuring of numerous retail enterprises. Mr. Schottenstein joined our Board in 2001.

Steven A. Shenfeld has been general partner of M.D. Sass Financial Strategies, LP, a private equity fund focused on the acquisition of investment management companies and hedge funds since 2002. From December 1999 to 2001, he was senior managing director of Amroc Investments LLC. From December 1999 until 2002, Mr. Shenfeld was a general partner of Avenue Capital Management, LLC, a multi-billion dollar hedge fund. From April

1996 through October 1999, Mr. Shenfeld was on the management committee of BancBoston Robertson Stephens where he managed the Debt Capital Markets Division. Mr. Shenfeld has extensive experience in capital markets and investment banking and has managed investment businesses including high yield securities, leveraged finance, private placements, asset securitization and investment grade corporates. From April 1991 through March 1996, Mr. Shenfeld was Head of Sales and Trading in Global Finance at Bankers Trust Securities. Previously, Mr. Shenfeld worked for Donaldson, Lufkin and Jenrette and Salomon Brothers. Mr. Shenfeld joined our Board in 2000.

Corporate Governance and Other Matters

Board of Directors and Shareholder Meetings. The Board of Directors met five times during the fiscal year ended December 31, 2003. All directors attended all meeting of the Board of Directors and assigned committee meetings in 2003. While the Company encourages all members of the Board of Directors to attend annual and other shareholder meetings, there is no formal policy as to their attendance.

Board of Director Independence. Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable Nasdaq and SEC rules and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Messrs. Beck, Payan, Schottenstein and Shenfeld are independent directors of the Company within the meaning of currently applicable Nasdaq and SEC rules.

Independent members of the Board of Directors of the Company meet in executive session without management present, and are scheduled to do so at least annually. The Board has established the position of Lead Director and appointed Mr. David C. Beck to hold that office for 2004. In that capacity, he has responsibility for coordinating the activities of the independent directors, chairing the executive sessions with the Company’s auditors and chairing the meetings of the full Board in the absence of the Chairman.

Shareholder Communications. Shareholders may communicate directly with members of the Board of Directors or the individual chairman of standing Board of Directors committees by writing directly to those individuals at the following address: Newtek Business Services, Inc., 100 Quentin Roosevelt Blvd., Suite 408, Garden City, NY 11530. The Company’s general policy is to forward and any mail received at the Company’s corporate office that is sent directly to an individual, unless the Company believes the communication may pose a security risk.

Code of Ethics. The Board of Directors has adopted a Code of Ethics that applies to all officers, other employees and directors. A link to the Code of Ethics is on the Corporate Governance portion of the Company’s website at: http://www.newtekbusinessservices.com.

Meetings and Committees of the Board of Directors

The Board of Directors maintains four committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, and may establish others or reconstitute the current committees in the future.

Executive Committee

The members of the Executive Committee are Messrs. Sloane, as chair, Rubin and Wasserman, each of whom are executive officers. The Executive Committee is able to act in the place of the full Board in matters requiring immediate attention.

Audit Committee

The members of the Audit Committee are Mr. Beck, as chair, and Messrs. Schottenstein and Payan, each of whom are independent directors. The Audit Committee is, generally, responsible for selection and retention of our independent auditors, reviewing with our independent auditors the plans and results of the audit engagement, approving professional services provided by our independent auditors, reviewing the independence of our independent auditors and reviewing the adequacy of our internal accounting controls. In addition, the Audit Committee has established a communications channel independent of management to permit employees or other interested parties to raise questions about accounting practices directly with the chair of the committee. The Board of Directors and the Audit Committee have adopted a written charter to govern its operations.

Compensation Committee

The members of the Compensation Committee are Mr. Shenfeld, as chair, and Messrs. Beck and Payan, each of whom are independent directors. The Compensation Committee is generally responsible for general oversight and implementation of our two stock incentive plans for recommending to the Board the compensation of the three executive officers and the terms of their respective employment. The Board of Directors has adopted a written charter for the compensation committee.

Corporate Governance and Nominating Committee

The members of the Corporate Governance and Nominating Committee are Mr. Schottenstein, as chair, and Messrs. Shenfeld and Payan, each of whom are independent directors. The Corporate Governance and Nominating Committee is generally responsible for identifying corporate governance issues, creating corporate governance policies and identifying and recommending potential candidates for election to the Board and reviewing director compensation and performance. The Corporate Governance and Nominating Committee was created pursuant to the adoption by the Board of written corporate governance guidelines.

Report of the Audit Committee*

The Board of Directors (Board), through its Audit Committee, and in accordance with its written charter, reviews the audit function, internal controls and financial statements of the Company. The Audit Committee consists solely of directors who are not Company employees and are considered “independent” under applicable and current rules of the SEC and the Nasdaq Stock Market. In 2003, the Audit Committee convened five times to discuss with management or the independent auditors their respective accounting, auditing and financial reporting responsibilities and related matters with respect to the fiscal year 2003.

In connection with the December 31, 2003 financial statements of the Company, the Audit Committee: (1) reviewed and discussed the audited and interim unaudited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61 and the independence of the auditors; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1. In discharging these oversight responsibilities as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditor and the Company that might bear on the auditors independence and discussed with the auditors any relationships that may impact their objectivity and independence. Based upon these procedures and discussions with Company management, the Audit Committee considered whether it was necessary to exclude PricewaterhouseCoopers LLP from performing any work for the Company separate and apart from auditing the Company’s financial statements. After a thorough analysis, the Audit Committee concluded that at this time there was no conflict that would jeopardize auditor independence and that it is satisfied as to the auditors independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls.

*	The Report of the Audit Committee does not constitute solicitation material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Committee, with and without management present, discussed and reviewed the results of the independent auditor’s examination of the financial statements. The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003, with management and the independent auditors. Based upon this review and the resulting discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

The Committee also discussed the necessity of rotating accountants for the next fiscal year, and determined that it is not legally necessary nor practically required under the present circumstances.

Date: March 31, 2004	Respectfully submitted,

David C. Beck, Chairman
Christopher G. Payan
Jeffrey M. Schottenstein

Directors’ Compensation

The Board has adopted a plan for compensation of non-employee directors, for the years ending December 31, 2003 and 2004, which gives effect to the time and effort required of each of them in the performance of their duties. The plan approved by the Board provides annual compensation, paid quarterly in our Common Stock:

•	for participation on the Board : $25,000;

•	for acting as chair of the Compensation Committee or the Corporate Governance and Nominating Committee: $15,000;

•	for acting as chair of the Audit Committee: $60,000; and

•	for acting as “lead” independent director: $15,000.

As a result of this plan, our independent directors each received Common Stock in the following amounts for 2003 and are expected to receive a similar amount in 2004, based on the closing price of our Common Stock on the last trading day of each quarter:

• David C. Beck	$100,000
• Steven A. Shenfeld	$40,000
• Jeffrey M. Schottenstein	$40,000
• Christopher G. Payan	$25,000

Executive Compensation

The information set forth below describes the components of the total compensation of the Company’s Chief Executive Officer and its two other executive officers for services rendered in all capacities during the years ended December 31, 2001, 2002 and 2003.

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation Awards Securities Underlying Options/SARs (#)	All Other Compensation(2) ($)
Name and Principal Position		Salary ($)		Bonus(1) ($)
Barry Sloane, Chairman, CEO and Secretary	2003 2002 2001	$ $ $	286,668 313,750 250,000	$250,000 — —	— —	$ $ $	2,860 3,135 2,860
Jeffrey G. Rubin President	2003 2002 2001	$ $ $	286,668 313,750 250,000	$125,000 — —	— —	$ $ $	1,380 1,045 1,380
Brian A. Wasserman Treasurer and CFO	2003 2002 2001	$ $ $	286,668 330,000 250,000	$125,000 — —	— —	$ $ $	1,380 1,070 1,380

(1)	Represents the value of cash compensation which the named individuals have deferred receipt of and directed that eventual payment be in the form of shares of our Common Stock.

(2)	Represents the amount of premium paid by us on term life insurance for the named executive for the periods shown. None of the named individuals have any interest in the cash surrender value of the respective insurance policies, nor is there any understanding or agreement whereby the individuals are to be given any such interest.

Employment Agreements

We have entered into employment agreements with:

•	Barry Sloane, as Chairman and Chief Executive Officer;

•	Jeffrey G. Rubin, as President; and

•	Brian A. Wasserman, as Treasurer and Chief Financial Officer.

Each employment agreement provides for:

•	a term ending June 30, 2005;

•	an annual salary of $350,000 for Mr. Sloane;

•	an annual base salary of $285,000 for Messrs Rubin and Wasserman;

•	at least one annual salary review by the Board of Directors;

•	participation in any discretionary bonus plan established for senior executives;

•	retirement and medical plans, customary fringe benefits, vacation and sick leave; and

•	$2,000,000 of split-dollar life insurance coverage.

Each of the foregoing agreements contains a non-competition provision (during the term of the employment agreement) that requires the executive to devote substantially all of his business time and efforts to the performance of his duties under the agreement. The executive is not prohibited, however, from:

•	serving on the boards of directors of, and holding offices or positions in, companies or organizations which, in the opinion of the Board of Directors, will not present conflicts of interest with the Company; or

•	investing in any business dissimilar from ours or, solely as a passive or minority investor, in any business.

The respective Board may terminate an executive’s employment for just cause as defined in the agreement, and upon the termination, no severance benefits are available. If the Board terminates an executive without just cause, or the executive terminates his employment with good reason as defined in the agreement, or if the term of the agreement is not extended for an additional year, the executive will be paid severance benefits in an amount equal to six months’ compensation. If the executive’s employment terminates during the term of the agreement due to death, disability, or retirement after age 62, the executive will be entitled to his compensation, vested rights and benefits through the date of termination. The executive is able to voluntarily terminate his agreement by providing 60 days’ written notice to the Board of Directors, in which case the executive is entitled to receive only his compensation, vested rights, and benefits up to the date of termination.

Each employment agreement contains provisions stating that in the event of the executive’s involuntary termination of employment (other than for just cause) in connection with, or within six months after, any change in control of the company, the executive will be paid within ten days of the termination a sum equal to 2.99 times the average annual compensation he received during the five-year period immediately prior to the date of change in control. “Control” generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of our voting stock, or the control of the election of a majority of directors or the exercise of a controlling influence over our management or policies.

Each employment agreement also provides for a similar lump sum payment to be made in the event of the executive’s voluntary termination of employment within 30 days of a change in control, or within 90 days of a “trigger event,” certain specified events following any change in control, whether approved by the Board of Directors or otherwise, which have not been consented to in writing by the executive including:

•	requiring the executive to move his personal residence or perform his principal executive functions more than 50 miles from he executive’s primary office;

•	failing to maintain existing employee benefit plans, including material vacation, fringe benefits, and retirement plans;

•	assigning duties and responsibilities to the executive which are other than those normally associated with his position;

•	materially diminishing the executive’s authority and responsibility; and

•	failing to elect or re-elect the executive to our Board of Directors.

Cash Bonus Plan

We have established the Newtek Business Services, Inc. Cash Bonus Plan for the purpose of providing our employees with incentive compensation in the form of cash bonuses. All full-time employees are eligible to receive cash bonuses under the plan. If an employee’s employment is terminated for cause as defined in the Plan, then the employee shall be ineligible to receive a bonus, and an employee whose employment otherwise terminates shall be eligible for a bonus that fiscal year, prorated to the number of days the employee was employed by the Company during its fiscal year. The Compensation Committee administers the Plan. Bonuses are paid at the discretion of the Compensation Committee or the full Board of Directors. The aggregate amount of bonuses payable for any fiscal year are established by the Board of Directors and are based in part on the Company’s pre-tax net profit for that fiscal year.

Equity Compensation Plans

The following table provides information as of May 27, 2004 with respect to the shares of our Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders (1)	1,642,329	$4.51	2,607,671
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	1,642,329	$4.51	2,607,671

(1)	Consists of the company’s 2000 Stock Incentive and Deferred Compensation Plan. Excludes the Company’s 2003 Stock Incentive Plan which was adopted in October 2003 and is being submitted to a vote of our shareholders at the Annual Meeting, and which provides for up to an additional 1,000,000 shares. Awards of 430,149 shares of restricted stock under the 2003 Stock Incentive Plan have been awarded and are expressly contingent upon the receipt of shareholder approval at the Annual Meeting.

REPORT OF THE COMPENSATION COMMITTEE

The mission of the Compensation Committee (the “Committee”) is to assure that the Company’s compensation program for our executives is effective in attracting and retaining executives, that it links pay to performance, that it is reasonable in light of economic position of the company and the relevant practices of other, similar companies, and that it is administered fairly and in the shareholders’ interests. The Committee acts on behalf of the Board of Directors in setting executive compensation policy and administering Board approved plans with respect to the compensation of our three top executives.

The goals of the Committee are to assist in attracting and retaining highly qualified management, motivating executives to achieve performance goals, rewarding management for outstanding performance and ensuring that the financial interests of management and shareholders are aligned.

Overview. The Company’s compensation program for executive officers is designed to attract, retain, and motivate superior executive talent and to align a significant portion of each officer’s total compensation with the performance of the Company and the interests of its shareholders.

We have implemented a competitive total compensation program for executive officers composed of the following elements discussed below: base salary, annual bonus, and long-term incentive compensation.

Base Salary. Executive base salaries reflect our operating philosophy, culture and business direction with each salary determined subjectively by the skills, experience and performance level of the individual executive, and the needs and resources of the company. Base salaries are targeted to market levels based on reviews of published salary surveys and peer company compensation gathered by independent compensation consulting firm. The Committee believes that the Company’s most direct competitors for executive talent are not necessarily restricted to those companies that are included in the industry index used to compare shareholder returns, but encompass a broader group of companies engaged in the recruitment and retention of executive talent in competition with the Company.

Annual Bonus. Annual bonuses may be earned by executive officers under the Company’s cash bonus plan. Payments under the plan are based on the company’s overall performance. Annual bonus targets for the Chief Executive Officer are determined by the Committee. The Chief Executive Officer recommends annual bonus targets and goals for other participants. The goals incorporate the achievement of business plans and performance relative to other high performing companies of a similar size. The mix and weighting of the goals vary and are subjectively determined. The level of achievement of the goals determines the level of bonus.

Compensation of the Chief Executive Officer. The Committee and Board determined the compensation for Barry Sloane, Chairman and Chief Executive Officer for 2003. Recognizing the Chief Executive Officer’s leadership in building a highly talented management team and in driving the company forward with superior operational and financial performance as well as shareholder returns, Mr. Sloane’s salary was maintained at $285,000 – less than the competitive labor market median, but reflective of the company’s current cash position. It was increased to $350,000 for 2004. Mr. Sloane was awarded a bonus for 2003 performance of $250,000. This was in recognition of the Company’s achievements during the year and also his leadership in the successful acquisition of Commercial Capital Corporation and in growing the business of the company.

Committee Governance. The Compensation Committee will continue to review and evaluate executive compensation programs at least annually. When and where appropriate, the Committee will consult with its independent sources and its legal advisors with respect to the proper design of the program toward achieving the Company’s strategic business objectives and balancing the interests of key stakeholders.

Following review and approval by the Committee, all issues pertaining to executive compensation policies and programs as well as recommendations on CEO compensation are submitted to the full Board of Directors for its approval.

Steven A. Shenfeld, Chairman
David C. Beck
Christopher G. Payan

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of the members of the Compensation Committee was an officer or employee, or former officer or employee, of the Newtek or any of its subsidiaries during 2003.

Performance Graph

The following chart and graph, which were prepared by management, compare the cumulative total return on our Common Stock over a measurement period beginning December 31, 2000 with (i) the cumulative total return on the stocks included in the Russell 3000 Index and (ii) the cumulative total return on the stock of a company we have determined provides a peer comparison, Century Business Services, Inc. All of these cumulative returns are computed assuming the quarterly reinvestment of dividends paid during the applicable time period.

Index	12/31/00	12/31/01	12/31/02	12/31/03
Newtek Business Services, Inc.	$100	$99.36	$140.71	$222.44
Russell 3000 Index	$100	$87.38	$67.45	$86.82
Century Business Services, Inc.	$100	$205.36	$236.61	$399.11

We have used Century Business Services, Inc. as a peer comparison due to the fact that it is approximately the same in market capitalization and provides a variety of services to small and medium-sized businesses. However, as we are the only publicly traded company with a material portion of our business in the operation of certified capital companies, it may not be possible to make a direct comparison of us to any other company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the Record Date the beneficial ownership of Common Stock by each person who is known by the Company to own more than 5% of the outstanding shares of Common Stock. This information is based on filings with the SEC or information furnished to the Company by such persons.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Jeffrey G. Rubin	4,757,499	17.74%
Barry Sloane	4,752,429	17.72%
Brian A. Wasserman	4,732,521	17.65%

(1)	Unless otherwise stated, the address of each person listed is c/o Newtek Business Services, Inc., 100 Quentin Roosevelt Blvd., Suite 408, Garden City, New York 11530.

(2)	At the Record Date. For purposes of this table, in accordance with Rule 13d-3 under the Exchange Act, a person is considered to “beneficially own” any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) as to which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the vote of shares, and “investment power” is the power to dispose or direct the disposition of shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that during the year ended December 31, 2003, all such filing requirements were complied with.

Related Party Transactions

During 2003, 2002 and 2001, we obtained financial consulting services from a professional services firm, Janover Rubinroit, in the approximate amounts of $211,000, $180,000 and $157,000, respectively. Two of the partners of this firm are the father-in-law and brother-in-law of Brian Wasserman, our Chief Financial Officer and a director.

Effective September 30, 2002, we issued options for the purchase of 211,753 shares of our Common Stock to Jeffrey M. Schottenstein, a director, in exchange for his interest in one of our capcos. Mr. Schottenstein was a participant in the organization and capitalization of the capco and participates in its operations without compensation (other than as a director). The options are exercisable for $0.01 per share for ten years but may not be exercised fully for the first three years. Due to restrictions attached to the options and the underlying securities, the parties negotiated a valuation of the interest exchanged equal to $3.30, reduced by a 45% discount due to lack of liquidity. Based on this valuation of the options, we paid Mr. Schottenstein $384,332 for his interest in this capco. This exchange was a part of our continuing program to reduce or eliminate minority interests in our subsidiary companies. Mr. Schottenstein did not take part in the consideration or approval by the Board of the transaction, which was negotiated by management and approved unanimously by the remaining members of the Board.

PRINCIPAL ACCOUNTANT FEES AND EXPENSES

PricewaterhouseCoopers LLP served as the Company’s independent auditors for the year ended December 31, 2003. The Audit Committee has reviewed the performance by PricewaterhouseCoopers and determined to renew our agreement with them to serve as our independent auditors for the fiscal year ending December 31, 2004.

Fees billed to the Company by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2002 and 2003 were as follows:

Audit Fees: The aggregate fees billed for professional services rendered in connection with the audit of our annual financial statements and reviews of the financial statements included in our annual and quarterly reports for the fiscal year ended December 31, 2003 totaled $652,100, and for the fiscal year ended December 31, 2002, it was $ 453,400.

Audit-Related Fees: The aggregate of fees billed for assurance and related services by PricewaterhouseCoopers LLP reasonably related to the performance of the audit and review of financial statements not included in the paragraph above, for the year ended December 31, 2003 totaled $0, and for the year ended December 31, 2002 totaled $0.

Tax Fees: Fees billed to us by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning totaled $0 in the year ended December 31, 2003 and $0 in the year ended December 31, 2002.

All Other Fees: Fees billed to us by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2003 and 2002 for non-audit services and other than financial information system design and implementation are as follows:

•	Assurance and related services for attestations not required by law, but required by monitoring agreements with our capco insurer: $140,000 in the year ended December 31, 2003, and $ 190,000 in the year ended December 31, 2002.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Pre-approval Policy

The Audit Committee is authorized to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For 2003, there were no pre-approved non-audit services performed by PricewaterhouseCoopers LLP on behalf of the Company.

PROPOSAL II –APPROVAL OF 2003 STOCK INCENTIVE PLAN

In October 2003 the Board of Directors of the Company adopted the Newtek Business Service, Inc. Stock Incentive Plan, or the Plan, for the purpose of advancing the interests of the Company by providing eligible directors and employees of the Company and its affiliates with the opportunity to acquire shares of the Company’s common stock. By encouraging such stock ownership, the Company seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of the Company and its affiliates to promote the success of the business. The Plan also has deferred compensation features that are intended to provide deferred income and retirement benefits for Newtek’s directors and any officers selected by its Board of Directors. The Plan is not tax-qualified under Section 401 of the Code, and the deferred compensation features of the Plan are unfunded and primarily for a select group of directors, management or highly compensated employees

The Board of Directors recommends a vote “FOR” the approval of the 2003 Incentive Stock Plan.

The following description of the material provisions of the Plan should be read in conjunction with the full Plan which is attached to this Proxy Statement as an Appendix.

Effective Date. The Plan was adopted by the Board and effective in October 2003, contingent upon the Plan’s approval by a favorable vote of shareholders by a majority of the total votes cast at the Annual Meeting.

Administration. The Plan is administered by the Compensation Committee, appointed by the Board of Directors, which has discretionary authority to:

•	select participants and grant awards;

•	determine the form and content of any awards granted under the Plan;

•	interpret the Plan;

•	prescribe, amend and rescind rules and regulations relating to the Plan; and

•	make other decisions necessary or advisable for the administration of the Plan.

All decisions, determinations and interpretations of the Compensation Committee are final and conclusive on all persons affected thereby. Members of the Compensation Committee will be indemnified to the full extent permissible under the Company’s governing instruments in connection with any claims or other actions relating to any action taken under the Plan. The Compensation Committee currently consists of Messrs. Steven Shenfeld, Christopher Payne, and David Beck.

Eligible Persons; Types of Awards. Under the Plan, the Compensation Committee has discretionary authority to grant to employees and directors of the Company, including members of the Compensation Committee, the following awards:

•	stock options;

•	stock appreciation rights (“SARs”);

•	restricted share awards; and

•	deferred shares.

Shares Available for Grants. The Plan reserves 1,000,000 shares of Common Stock for issuance upon the exercise of options, SARs, upon the distribution of deferred shares and shares subject to restricted share awards. Such shares may be:

•	authorized but unissued shares;

•	shares held in treasury; or

•	shares placed by the Company in a grantor trust.

In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Compensation Committee will adjust the number and kind of shares reserved for issuance under the Plan, the number of and kind of shares subject to outstanding awards, and the exercise prices of options or SARs. To the extent awards expire, become unexercisable, or are forfeited for any reason without having resulted in the issuance of Common Stock to award holders, those shares shall, unless the Plan shall have been terminated, be available for the grant of additional awards.

Options; Exercise Price. Options may be either incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code, or Options that are not ISOs (“Non-ISOs”). The exercise price as to any ISO may not be less than the fair market value (determined under the Plan) of the optioned shares on the date of grant. In the case of a participant who owns more than 10% of the outstanding Common Stock on the date of receiving an ISO grant, its exercise price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the Common Stock with respect to which ISOs are exercisable by a participant for the first time during any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, the ISOs granted in excess of $100,000 will be treated as Non-ISOs. The exercise price as to any Non-ISO may not be less than 50 percent of the fair market value of the optioned shares on the date of grant.

SARs. An SAR may be granted in tandem with all or part of any option granted under the Plan, or without any relationship to any option. An SAR granted in tandem with an ISO must expire no later than the ISO, must have the same exercise price as the ISO and may be exercised only when the ISO is exercisable and when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO. For SARs granted in tandem with options, the participant’s exercise of the SAR cancels his or her right to exercise the option, and vice versa. Regardless of whether an SAR is granted in tandem with an option, exercise of the SAR will entitle the participant to receive, as the Compensation Committee prescribes in the grant, all or a percentage of the difference between:

•	the fair market value of the shares of Common Stock subject to the SAR at the time of its exercise; and

•	the fair market value of such shares at the time the SAR was granted (or, in the case of SARs granted in tandem with options, the exercise price).

The exercise price as to any particular SAR may not be less than the fair market value of the optioned shares on the date of grant.

Exercise of Options and SARs. The exercise of options and SARs will be subject to such terms and conditions as are established by the Compensation Committee in a written agreement between the committee and the participant. Unless a different vesting schedule is specified in the agreement, each option granted will be vested and exercisable with respect to 25% of the underlying shares after each year of service (as defined in the Plan). Only Common Stock is subject to purchase upon exercise of the options, and an option may not be exercised for a fractional share.

Method for Exercise. A participant may exercise options and SARs, subject to provisions relative to their termination and limitations on their exercise, only by:

•	written notice of intent to exercise the option or SAR with respect to a specified number of shares of common stock; and

•	in the case of options, payment to the Company (contemporaneously with delivery of such notice) in cash, in common stock, or a combination of cash and common stock, of the amount of the exercise price for the number of shares with respect to which the option is then being exercised.

Common stock utilized in full or partial payment of the exercise price for Options is valued at its market value at the date of exercise.

Effect of Termination of Service. In the absence of Compensation Committee action to the contrary, an otherwise unexpired option shall cease to be exercisable upon:

•	a participant’s termination of employment for “just cause” as defined in the Plan;

•	the date that is one year after a participant terminates service for a reason other than just cause or death; or

•	the date that is two years after a participant’s death.

Reload Option. For each share of Common Stock purchased upon the exercise of an option within 2 years after the date on which such option first became exercisable, the participant may receive a new option (or reload option) to purchase an additional share of common stock. Reload options vest and become exercisable two years after the grant date, and the number of shares of Common Stock subject to a reload option shall be reduced for each share of Common Stock the participant sells or otherwise disposes of between the grant date and the exercise date without prior Compensation Committee approval.

Deferred Compensation; Deferred Shares. The Compensation Committee may permit the Company’s executive officers and directors to elect to defer the receipt of their cash compensation. Deferred amounts are credited to a bookkeeping account (the “Account”) in the name of the participant. Participants may irrevocably invest all or a portion of their Account in common stock, in which case the Compensation Committee shall credit the participant’s Account with deferred shares that have a fair market value equal to the compensation deferred. The Compensation Committee may permit participants to elect to have their Account credited with an alternative investment return in lieu of deferred shares. After a participant terminates service, his or her Account balance will be distributed in five annual installments, subject to the participant’s right to elect a different payout term and commencement date. Distributions of deferred share shall be made in common stock. Any distribution of Common Stock will include earnings that accrued after the date the participant’s Account was initially credited with deferred shares (with cash dividends being converted into deferred shares at the end of each fiscal year).

Grantor Trust. The Company may establish a grantor trust and contribute Common Stock to the trust for the purpose of paying benefits under the Plan. The establishment of a trust will not effect the status of the Plan as mere unfunded promise to pay benefits in the future and the status of Plan participants as general unsecured creditors of the Company. To the extent Common Stock is held in a trust, it shall be voted by the trustee of the trust in the manner directed by the Company’s Board of Directors and, in the absence of such discretion, the shares shall be voted in the discretion of the trustee.

Restricted Share Awards. The Compensation Committee has the discretion to select employees and directors of the Company who will receive discretionary restricted stock awards. Unless a different vesting schedule is specified by the Compensation Committee, each restricted stock award will vest with respect to 25% of the underlying shares after each year of service (as defined in the Plan). One share of Common Stock will be distributed for each restricted share earned as soon as practical after the restricted shares have been earned. Whenever shares of Common Stock are distributed pursuant to a restricted share award, the distribution shall include an amount equal to any cash dividends (including special large and nonrecurring dividends, including one that has the effect of a return of capital to the Company’s shareholders) and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant restricted stock award was initially granted to such participant and the date the shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the trust with respect to any cash dividends so paid out.

Conditions on Issuance of Shares. The Compensation Committee will have the discretionary authority to impose, in agreements, such restrictions on shares of Common Stock issued pursuant to the Plan as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. In addition, the Compensation Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that a participant make certain representations or warranties. In addition, the Company may cause the forfeiture of Common Stock that a participant receives pursuant to an award if the participant breaches any noncompetition agreement with the Company. If the participant has disposed of such shares, the Company may seek compensatory damages, including the sale to the Company of other Common Stock owned by the participant.

Nontransferability. Participants may transfer non-ISOs, SARs, and restricted share awards to family members or trusts under specified circumstances. Awards may not otherwise be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. In addition, Common Stock that is received pursuant to an award may not be sold within the six-month period following the grant date of that award, except in the event of the participant’s death or disability, or such other event as the Board of Directors may specifically deem appropriate. A participant may not assign his or her claim to deferred compensation and associated earning during his or her lifetime. A participant’s right to deferred compensation and associated earning shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. Neither the participant nor his or her beneficiary will have any claim against or rights in any specific assets of the Company.

Effect of Dissolution and Related Transactions. Upon the earlier of a change in control (as defined in the Plan) or the execution of an agreement to effect a change in control;

•	all awards will become fully vested; and

•	the Company will fund a trust with an amount equal to the aggregate Account balances under the Plan.

All outstanding awards, together with the exercise prices thereof, will be equitably adjusted for any change or exchange of shares for a different number or kind of shares or other securities which results from any of the following transactions:

•	the liquidation or dissolution of the Company;

•	a merger or consolidation in which the Company is not the surviving entity; or

•	the sale or disposition of all or substantially all of the Company’s assets.

However, any such adjustment will be made in such a manner as to not constitute a modification, within the meaning of Section 424(h) of the Internal Revenue Code, of outstanding ISOs.

Duration of the Plan and Awards. The Plan will remain in effect until terminated by the Company’s Board of Directors, but options may not be granted under the Plan ten years after the effective date. The maximum term for an option or SAR is 10 years from the date of grant, except that the maximum term of an ISO (and an SAR granted in tandem with an ISO) may not exceed five years if the participant owns more than 10% of the Common Stock on the date of grant. The expiration of the Plan, or its termination by the Compensation Committee, will not affect any Award then outstanding.

Modification of Options. At any time, and from time to time, the Board may authorize the Compensation Committee to modify any outstanding option, provided that no such modification may confer on the holder of the option any right or benefit which could not be conferred on him by the grant of a new option, or impair the option without the holder’s consent.

Amendment and Termination of the Plan. The Board of Directors may from time to time amend the terms of the Plan and, with respect to any shares at the time not subject to awards, suspend or terminate the Plan. No amendment, suspension, or termination of the Plan will, without the consent of any affected participant, alter or impair any rights or obligations under any award previously granted.

Financial Effects of Awards. The Company will receive no monetary consideration for the granting of awards under the Plan. It will receive no monetary consideration other than the exercise price for shares of Common Stock issued to participants upon the exercise of their options, and will receive no monetary consideration upon the exercise of SARs or the distribution of Common Stock satisfying deferred shares, or restricted stock awards. Cash proceeds from the sale of Common Stock issued pursuant to the exercise of options will be added to the general funds of the Company to be used for general corporate purposes.

Under the intrinsic value method that the Company follows under applicable accounting standards, recognition of compensation expense is not required when options are granted at an exercise price equal to or exceeding the fair market value of the Common Stock on the date the option is granted, but disclosure may be required in financial statement footnotes regarding pro forma effects on earnings and earnings per share of recognizing as a compensation expense an estimate of the fair value of such stock-based awards. If the Company grants Non-ISOs with an exercise price less than the fair market value of the Common Stock on the date the option is granted, the granting of the discounted Non-ISOs will require charges to the income of the Company based on the amount of the appreciation, if any, in the average market price of the Common Stock to which the discounted Non-ISOs relate over the exercise price of those shares. If the average market price of the Common Stock declines subsequent to a charge against earnings due to estimated appreciation in the Common Stock subject to the discounted Non-ISOs, the amount of the decline will reverse such prior charges against earnings (but not by more than the aggregate of such prior charges).

The granting of SARs will require charges to the income of the Company based on the amount of the appreciation, if any, in the average market price of the Common Stock to which the SARs relate over the exercise price of those shares. If the average market price of the Common Stock declines subsequent to a charge against earnings due to estimated appreciation in the Common Stock subject to SARs, the amount of the decline will reverse such prior charges against earnings (but not by more than the aggregate of such prior charges).

The granting of deferred shares will require charges to the Company’s income (in an amount equal to the fair market value, on the date of award, of the shares of Common Stock credited pursuant to the deferred shares).

When restricted share awards are granted, the Company must recognize compensation expense based on the fair market value of the Common Stock on the date the restricted share awards are granted, with such amount being amortized over the expected vesting period for the award.

Federal Income Tax Consequences

Summarized below are the federal income tax consequences that the Company expects (based on current tax laws, rules, and interpretations) with respect to awards.

Date of Award. The recipient of an award will not recognize taxable income upon its grant. Nor will the grant entitle the Company to a current deduction.

Subsequent Events. The subsequent tax consequences for award recipients differ, as follows, depending on the type of award. In general, however, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the award holder.

ISOs. If an award holder holds the shares purchased upon exercise of an ISO for at least two years from the date the ISO is granted, and for at least one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of the ISO is taxed as long-term capital gain. However, the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the ISO will be treated by the holder as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If a holder disposes of the shares before the expiration of either of the two special holding periods noted above, the disposition is a “disqualifying disposition.” In this event, the holder will be required, at the time of the disposition of the common stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the Common Stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability to the holder for alternative minimum tax. However, if a participant recognizes ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount.

Non-ISOs. A holder will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price. Upon a subsequent disposition of such shares, any amount received by the holder in excess of the fair market value of the shares as of the exercise will be taxed as capital gain.

SARs. Upon exercise of the SARs, any cash or Common Stock received by the SAR holder will be treated as compensation income to the holder.

Restricted Share Awards; Deferred Shares; Other Deferred Compensation. Whenever the Company transfers common stock, cash, or other property to an award holder, the holder will recognize ordinary income equal to the fair market value of the property transferred.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors on any other matters presented at the Annual Meeting. Under SEC rules, if a shareholder does not notify the Company within a reasonable time before the date of this Proxy Statement of such shareholder’s intent to present a proposal at the Annual Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Annual Meeting, without any discussion of the matter in this Proxy Statement.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally, by telegraph or telephone without additional compensation.

The Annual Report to Shareholders for the year ended December 31, 2003, including financial statements, is being mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who does not receive a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy statement and proxy relating to the 2005 annual meeting of shareholders of the Company, which will be held on or about May 28, 2005, any shareholder proposal to take action at such meeting must be received by the Secretary of the Company at 100 Quentin Roosevelt Boulevard, Suite 408, Garden City, New York 11530 no later than January 5, 2005. With respect to the 2004 annual meeting of shareholders of the Company, if notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, is not received by January 5, 2005, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2005 annual meeting, or to consider and vote upon at any such meeting, any shareholder proposal which does not meet all of the requirements established by the SEC or the Company’s Certificate of Incorporation or Bylaws in effect at the time such proposal is received.

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO ELLEN MERRYMAN, NEWTEK BUSINESS SERVICES, INC., 100 QUENTIN ROOSEVELT BLVD., SUITE 408, GARDEN CITY, NY 11530.

By order of the Board of Director

Barry Sloane, Secretary

Appendix:

NEWTEK BUSINESS SERVICES, INC.

2003 STOCK INCENTIVE PLAN

1.	PURPOSE OF THE PLAN.

The purpose of this Plan is to advance the interests of the Company through providing select Employees of the Company and its Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to Employees of the Company or any Affiliate to promote the success of the business. The Plan is not tax-qualified under Section 401 of the Code.

2.	DEFINITIONS.

As used herein, the following definitions shall apply.

(a) “Account” shall mean a bookkeeping account maintained by the Company in the name of the Participant.

(b) “Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

(c) “Agreement” shall mean a written agreement entered into in accordance with Paragraph 5(c) of the Plan.

(d) “Award” shall mean an Option, Restricted Share or SAR awarded pursuant to the Plan.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall mean any one of the following events: (i) the acquisition following the Effective Date of ownership, holding or power to vote more than 25% of the Company’s voting stock, (ii) the acquisition of the ability to control the election of a majority of the Company’s directors, (iii) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board of Directors of the Company (the “Existing Board”) cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of defining Change in Control, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean the Stock Incentive Committee appointed by the Board in accordance with Paragraph 5(a) hereof; provided that the Board may act in lieu of the Committee with respect to any matter as to which the Committee may act.

(i) “Common Stock” shall mean the Common Stock $0.2 par value of the Company.

(j) “Company” shall mean Newtek Business Services, Inc.

(k) “Continuous Service” shall mean the absence of any interruption or termination of service as an Employee of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of (i) sick leave, military leave or any other leave of absence approved by the Company, (ii) transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or (iii) changes between a Participant’s status as an Employee or Director provided the Participant is continuously performing services for the Company or an Affiliate.

(l) “Director” shall mean any member of the Board, and any member of the Board of Directors or manager, in the case of a limited liability company, of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

(m)”Disability” shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

(n) “Effective Date” shall mean the date specified in Paragraph 14 hereof.

(o) “Employee” shall mean any person employed by the Company or an Affiliate.

(p) “Exercise Price” shall mean the price per Optioned Share at which an Option may be exercised.

(q) “Executive Committee” shall mean the Executive Committee of the Board.

(r) “ISO” shall mean an option to purchase Common Stock, which meets the requirements, set forth in the Plan, and which an Agreement identifies as an “incentive stock option” within the meaning of Section 422 of the Code.

(s) “Market Value” shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

(t) “Non-Employee Director” shall have the meaning provided in Rule 16b-3.

(u) “Non-ISO” shall mean an option to purchase Common Stock which meets the requirements set forth in the Plan but which an Agreement identifies as not being an ISO.

(v) “Option” shall mean an ISO or a Non-ISO.

(w) “Optioned Shares” shall mean Shares subject to an Option granted pursuant to this Plan.

(x) “Participant” shall mean any person who receives an Award pursuant to the Plan.

(y) “Plan” shall mean this Newtek Business Services, Inc. Stock Incentive Plan.

(z) “Restricted Share Award” shall mean a right granted under Section 11 of this Plan to receive Shares.

(aa) “Rule 16b-3” shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(bb) “Share” shall mean one share of Common Stock.

(cc) “SAR” (or “Stock Appreciation Right”) shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock over a specified period of time.

(dd) “Year of Service” shall mean a full twelve-month period, measured from the grant date of an Award and each annual anniversary of that date, during which a Participant has not terminated Continuous Service for any reason.

3.	TERM OF THE PLAN AND OPTIONS.

(a) Term of the Plan. This Plan shall remain in effect until terminated by the Board. Termination of the Plan shall not affect any Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited. No Option shall be granted under the Plan after ten years from the Effective Date.

(b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

4.	SHARES SUBJECT TO THE PLAN.

Except as otherwise required under Section 12, the aggregate number of Shares deliverable pursuant to Awards shall not exceed one million (1,000,000) Shares. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If any Award should expire, become unexercisable, or be forfeited for any reason, the Shares subject to the Award shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

5.	ADMINISTRATION OF THE PLAN.

(a) Composition of the Committee. The Plan shall be administered by the Compensation Committee of the Board.

(b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, for an Agreement awarding an Option, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option.

The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of the Awards.

(d) Effect of the Committee’s Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company’s governing instruments with respect to the indemnification of Directors.

6.	GRANT OF OPTIONS.

(a) General Rule. The Committee shall have the discretion to grant Employees Options to purchase Optioned Shares, which shall be subject to any restrictions or conditions imposed pursuant to Section 18 of this Plan.

(b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7.	EXERCISE PRICE FOR OPTIONS.

(a) Limits on Committee Discretion. The Exercise Price for an ISO shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company’s outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted. The Exercise Price for a Non-ISO shall not be less than 50% of the Market Value of the Optioned Shares on the date of grant.

(b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value ].per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

8.	EXERCISE OF OPTIONS.

(a) Generally. Unless the Committee specifically eliminates any vesting requirement or imposes a different vesting schedule in an Agreement granting an Option, each Option Participant shall became vested in the right to exercise his or her Options according to the following schedule:

Years of Service	Vested Percentage (applied to Optioned Shares)
Less than 1 1 2 3 4 or More	0% 25% 50% 75% 100%

Notwithstanding the foregoing, each Participant shall become (100%) vested immediately (i) upon termination of the Participant’s Continuous Service due to the Participant’s Disability or death, or (ii) upon a Change in Control or, if earlier, the execution of an agreement to effect a Change in Control. An Option may not be exercised for a fractional Share.

(b) Procedure for Exercise. A Participant may exercise an option, subject to provisions relative to its termination and limitations on its exercise, only by (i) written notice of intent to exercise the Option with respect to a specified number of Shares, and (ii) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Stock Utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

(c) Period of Exercisability. Except to the extent otherwise provided herein or in the terms of an Agreement, an Option may be exercised by a Participant only while he has maintained Continuous Service from the date of the grant of the Option, or within one year after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire). Notwithstanding the foregoing, the Participant’s rights to exercise such option shall expire:

(1) immediately upon termination of the Participant’s Continuous Service due to “Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment, consulting, or severance agreement between the Participant and the Company (and, in the absence of any such agreement, shall mean termination because of the Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order;

(2) immediately upon a determination by the Committee that the Participant has violated a noncompetition provision contained in any unexpired employment, or consulting, or other written agreement between the Participant and the Company or an Affiliate; or

(3) two years from the date on which the Participant’s Continuous Service terminates due to his death (but not later than the date on which the Option would otherwise expire), during which time the Option may be exercised (to the extent that the Participant would have been entitled to exercise it immediately prior to his death) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will. or by laws of descent and distribution.

(d) Effect of the Committee’s Decisions. The Committee’s determination whether a Participant’s Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

(e) Reload Options. For each Optioned Share purchased upon the exercise of an Option within two years after the first date on which such Option becomes exercisable pursuant to Section 8(a) hereof, the Committee may grant the Participant a new Option (“Reload Option”) to purchase an additional Optioned Share. The Exercise Price of the Reload Option shall be determined in accordance with Section 7 hereof. The Reload Option shall become exercisable two years after its grant date or as otherwise provided by the Committee. The number of Optioned Shares subject to the Reload Option shall be reduced by each Share sold or otherwise disposed of by the Participant after the grant date and before the exercise date of the Reload Option without prior Committee approval (which shall not be withheld in the case of the Participant’s financial hardship).

9.	SARS (STOCK APPRECIATION RIGHTS)

(a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. A SAR granted in conjunction with an Option may be an alternative right wherein the exercise ‘ of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, a SAR granted in conjunction with an option may be an additional right wherein both the SAR and the Option may be exercised. A SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements: (i) the SAR will expire no later than the ISO; (ii) the SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised; (iii) the SAR is transferable only when the ISO is transferable, and under the same conditions; (iv) the SAR may be exercised only when the ISO may be exercised; and (5) the SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

(c) Timing of Exercise. The provisions of Section 8(c) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

(d) Exercise of SARs. A SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that a SAR may not be exercised for a fractional Share. Upon exercise of a SAR, the Participant shall be entitled to receive, without payment to the Company, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, at the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

(e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Section 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

10.	RESTRICTED SHARE AWARDS.

(a) Grants. The Committee shall have the discretion to grant Restricted Share Awards to Employees and Directors. As promptly as practicable after a determination is made that a Restricted Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Shares covered by the Award, and the terms upon which the Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Restricted Share Awards. The Committee shall maintain records as to all grants of Restricted Share Awards under the Plan.

(b) Earning Shares. Unless the Committee specifically eliminates any vesting schedule in an Agreement granting a Restricted Share Award, Shares subject to Restricted Share Awards shall be earned and become non-forfeitable by a Participant according to the following schedule, provided the Participant is an Employee or Director on the scheduled vesting date:

Years of Service	Vested Percentage (applied to Optioned Shares)
Less than 1 1 2 3 4 or More	0% 25% 50% 75% 100%

Notwithstanding the foregoing, each Participant shall become (100%) vested immediately (i) upon termination of the Participant’s Continuous Service due to the Participant’s Disability or death, or (ii) upon a Change in Control or, if earlier, the execution of an agreement to effect a Change in Control.

(c) Accrual of Dividends. Whenever Shares are paid to a Participant or Beneficiary under Section 11(d), such Participant or Beneficiary shall also be entitled to receive, with respect to each Share paid, an amount equal to any cash dividends (including special large and nonrecurring dividends, including one that has the effect of a return of capital to the Company’s shareholders) and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Restricted Share Award was initially granted to such Participant and the date the Shares are being distributed. There shall also be distributed an appropriate amount. of net earnings, if any, of the Trust with respect to any cash dividends so paid out.

(d) Distribution of Shares.

(1) Timing of Distributions: General Rule. Except as otherwise expressly stated in this Plan, the Trustee shall distribute Shares and accumulated cash from dividends and interest to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

(2) Form of Distribution. The Trustee shall distribute all Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

11.	CHANGE IN CONTROL; EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

(a) Change in Control. Upon a Change in Control or, if earlier, the execution of an agreement to effect a Change in Control, all Options and SARs shall become fully exercisable and all Restricted Share Awards shall be 100% vested, notwithstanding any other provision of the Plan or any Agreement.

(b) Recapitalizations; Stock Splits, Etc. The number and kind of Shares reserved for issuance under the Plan, and the number and kind of Shares subject to outstanding Awards, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

(c) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company’s assets (any of the foregoing to be referred to herein as a “Transaction”), all outstanding Awards, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction, and the forfeiture provisions set forth in subsections 8(c)(2) and 17(c) shall automatically become null and void.

(d) Special Rule for ISOs. Any adjustment made pursuant to subsections (a) or (b) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code.

(e) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, then, except as expressly provided in this Section, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

(f) Other Issuances. Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

(g) Certain Special Dividends. The Exercise Price of and number of Shares subject to outstanding Options shall be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the shareholders.

12.	TRANSFERABILITY OF AWARDS.

ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Restricted Share Awards, SARs or Non-ISOs may transfer such Awards to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. The Awards so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Awards pursuant to this Section 12. Awards which are transferred pursuant to this Section 12 shall be exercisable or earned by the transferee according to the same terms and conditions as applied to the Participant. Notwithstanding any other provision of this Plan to the contrary, Common Stock that is received pursuant to an Award may not be sold within the six-month period following the grant date of that Award, except in the event of the Participant’s death or Disability, or such other event as the Board may specifically deem appropriate.

13.	TIME OF GRANTING OPTIONS.

The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option, and the Effective Date. Notice of the determination shall be given to each Participant to whom an option is so granted within a reasonable time after the date of such grant.

14.	EFFECTIVE DATE.

The Plan shall become effective immediately upon its adoption by the Board, but its effectiveness and the effectiveness of any grants of Awards shall be contingent upon the Plan’s approval by a favorable vote of shareholders of a majority of the total votes cast at a duly called meeting of the Company’s shareholders held in accordance with applicable laws.

15.	MODIFICATION OF OPTIONS.

At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

16.	AMENDMENT AND TERMINATION OF THE PLAN.

The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair the balance credited to the Participant’s Account or any rights or obligations under any Award theretofore granted.

17.	CONDITIONS UPON ISSUANCE OF SHARES.

(a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

(b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person. exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c) Repurchase Right; Damages. The Company shall have the right to cause the forfeiture of the Shares (in the case of Optioned Shares, in exchange for any Exercise Price paid by the Participant) that a Participant receives pursuant to an Award if the Participant breaches a noncompetition provision in any unexpired employment, consulting or other written agreement between the Participant and the Company or an Affiliate. If a Participant has disposed of such Shares, the Company may seek compensatory damages from the Participant, as well as seek specific performance for the sale to the Company of such other Shares that the Participant owns or controls (but only to the extent necessary to provide the Company with the recovery contemplated in the preceding sentence).

(d) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, or to establish repurchase rights, or to pay an Optionee the in-the-money value of his Option in consideration for its cancellation, or all of’ these restrictions.

18.	RESERVATION OF SHARES.

The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

19.	WITHHOLDING TAX.

The Company’s obligation to deliver Shares or make cash payments pursuant to an Award shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

20.	NO SHAREHOLDER RIGHTS.

No Participant shall have any voting or dividend rights or other rights of a shareholder in respect of any Shares covered by an Award prior to the time said Shares are actually distributed to him.

21.	NO EMPLOYMENT OR OTHER RIGHTS.

In no event shall an Employee’s or Director’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company or any Affiliate of such corporations. Except to the extent provided in Sections 6(b) and 9(a), no Employee or Director shall have a right to be granted an Option or, having received an Option, the right to again be granted an Option. However, an Employee or Director who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

22.	GOVERNING LAW.

The Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that federal law shall be deemed to apply.

REVOCABLE PROXY

NEWTEK BUSINESS SERVICES, INC.

ANNUAL MEETING OF SHAREHOLDERS

July 9, 2004

The undersigned shareholder of Newtek Business Services, Inc. (the “Company”) hereby appoints Barry Sloane and Brian A. Wasserman, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the New York City office of the Company, 462 Seventh Avenue, 14th Floor, New York, NY 10018 on Friday, July 9, 2004 at 9:00 a. m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for each of the propositions stated. If any other business is presented at the Annual Meeting as to which this proxy confers discretionary authority, this proxy will be voted by those named in this proxy as determined by a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.

IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE

The Board of Directors recommends a vote “FOR” each of the listed proposals.

		FOR	VOTE WITHHELD	FOR ALL EXCEPT
I.	Election as directors of all nominees
	listed below (except as marked to the contrary) David C. Beck Christopher G. Payan Jeffrey G. Rubin Jeffrey M. Schottenstein Steven A. Shenfeld Barry Sloane Brian A. Wasserman	☐	☐	☐

INSTRUCTION: To withhold authority to
vote for any individual nominee, mark
“FOR ALL EXCEPT” and write that
nominee’s name in the space provided below.

The Directors recommend a vote “FOR” the following proposal

II.	To approve the adoption of the Newtek Business Services, Inc. 2003 Stock Incentive Plan	☐	☐

III.	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting.

The undersigned shareholder acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting and a Proxy Statement dated: June 18, 2004.

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Check if you plan to attend the Annual Meeting: